Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Kenneth Julian 717.730.3683 kjulian@harsco.com

FOR IMMEDIATE RELEASE

HARSCO CORPORATION ANNOUNCES RESULTS OF
60TH ANNUAL MEETING OF STOCKHOLDERS

CAMP HILL, PA (April 30, 2015) . . . Harsco Corporation (NYSE: HSC) announced today the results of its 60th Annual Meeting of Stockholders, held yesterday in Camp Hill, Pennsylvania.

Stockholders approved the election of all ten nominees to the Board of Directors to serve until the 2016 Annual Meeting and also ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Independent Auditors for the year ending December 31, 2015.  The elected nominees include all nine current independent Directors and the election of F. Nicholas Grasberger, Harsco President and CEO, who had been appointed to the Board in April 2014.  Stockholders also overwhelmingly approved the annual, non-binding advisory vote on named executive officer compensation, commonly known as a “say-on-pay” vote, and also approved an amendment of the Company’s Restated Certificate of Incorporation to implement a majority voting standard in uncontested elections of Directors.

Harsco Corporation is a diversified global industrial company serving major industries that are fundamental to worldwide economic growth, including steel and metals, railways and energy.  Harsco’s common stock is a component of the S&P MidCap 400 Index and the Russell 2000 Index.  Additional information can be found at www.harsco.com.

# # #